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                                    EXHIBIT 10.22

                           [U.S. LABORATORIES' LETTERHEAD]



July 14, 1998


Mr. Martin B. Lowenthal
President
U.S. ENGINEERING LABORATORIES, INC.
903 E. Hazelwood Avenue
Rahway, New Jersey 07065

RE:  COMPENSATION/INCENTIVE PROGRAM

Dear Marty,

I am writing to set forth the terms of your compensation and incentive agreement with U.S. Engineering Laboratories, Inc. (USEL). If we are in agreement regarding the terms as stated below, please state so by signing in the signature space provided.

Effective July 1, 1998, your compensation will be paid on the last day of each month and will be paid at the rate of $5,833 per month ($70,000 per annum). In addition, if USEL achieves or exceeds its profit as set forth in the 1998 business plan (a copy of which is attached) then USEL will be entitled to a bonus of up to 5% of its pre-tax profit to be distributed to its employees as you see fit.

Please call with any questions or comments regarding this document. If you are in agreement, this letter is intended to be your written confirmation of your compensation package.

Sincerely,                         Agreed and acknowledged:




/S/ JIM WAIT                      /S/ MARTIN B. LOWENTHAL
CFO                               President, USEL